ROSETTA RESOURCES INC. ANNOUNCES
DATE OF ANNUAL STOCKHOLDERS' MEETING

HOUSTON, February 4, 2008 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (Nasdaq:ROSE) announced today the date of its Annual Stockholders' Meeting, which is set for May 9, 2008.

Rosetta's annual meeting will be held at 9:00 a.m. Central Time on Friday, May 9, 2008, at the Magnolia Hotel, 1100 Texas Avenue, Houston, Texas. Stockholders of record at the close of business on Tuesday, March 25, 2008, are entitled to receive notice of the meeting and to vote the shares of Rosetta common stock they held as of that date.

Rosetta Resources Inc. is an independent oil and gas company engaged in the acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Rosetta Resources Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.